                                  EXHIBIT 10.2

                              ACQUISITION AGREEMENT

                              DATED JANUARY 5, 1999

                              ACQUISITION AGREEMENT

                                 BY AND BETWEEN

                             BEKAM INVESTMENTS, LTD.

                                       AND

                       CAPITAL PLACEMENT SPECIALISTS, INC.

                                TABLE OF CONTENTS

ARTICLE 1SALE AND ISSUANCE OF SHARES AND OTHER TERMS..............................................................1
      1.1  Initial Closing........................................................................................1
      1.2  Final Closing..........................................................................................1

ARTICLE 2REPRESENTATIONS AND WARRANTIES...........................................................................2
      2.1  Representations and Warranties of CPS..................................................................2
           2.1.1        Organization, Standing, Power.............................................................4
           2.1.2        Authority.................................................................................2
           2.1.3        Capitalization of CPS.....................................................................3
           2.1.4        Subsidiaries..............................................................................3
           2.1.5        No Defaults...............................................................................3
           2.1.6        Governmental Consents.....................................................................4
           2.1.7        Financial Statements......................................................................4
           2.1.8        Liabilities...............................................................................4
           2.1.9        Absence of Changes........................................................................4
           2.1.10       Patents and Trademarks....................................................................5
           2.1.11       Certain Agreements........................................................................5
           2.1.12       Compliance with Other Instruments.........................................................5
           2.1.13       Employee Benefit Plans....................................................................6
           2.1.14       Other Personal Property...................................................................6
           2.1.15       Properties and Liens......................................................................6
           2.1.16       Inventory.................................................................................6
           2.1.17       Major Contracts...........................................................................6
           2.1.18       Questionable Payments.....................................................................7
           2.1.19       Recent Transactions.......................................................................7
           2.1.20       Leases in Effect..........................................................................8
           2.1.21       Environmental.............................................................................8
           2.1.22       Taxes.....................................................................................8
           2.1.23       Disputes and Litigation...................................................................9
           2.1.24       Compliance with Laws......................................................................9
           2.1.25       Related Party Transactions...............................................................10
           2.1.26       Insurance................................................................................10
           2.1.27       Minute Books.............................................................................10
           2.1.28       Disclosure...............................................................................10
           2.1.29       Reliance.................................................................................10
      2.2  Representations and Warranties of BEKAM...............................................................10
           2.2.1        Organization, Standing, Power............................................................10
           2.2.2        Authority................................................................................10
           2.2.3        No Defaults..............................................................................11
           2.2.4        Disclosure...............................................................................11
           2.2.5        Reliance.................................................................................11

ARTICLE 3 CONDITIONS PRECEDENT...................................................................................11
      3.1  Conditions to Each Party's Obligations................................................................11
      3.2  Conditions to BEKAM's Obligations.....................................................................12

                                       i

      3.3  Conditions to CPS's Obligations.......................................................................12

ARTICLE 4COVENANTS...............................................................................................13
      4.1  Confidentiality.......................................................................................13
      4.2  Further Assurances....................................................................................13

ARTICLE 5THE CLOSINGS............................................................................................14
      5.1  Time and Place........................................................................................14
      5.2  Deliveries by the Parties.............................................................................14
           5.2.1        The Initial Closing......................................................................14
           5.2.2        The Final Closing........................................................................14

ARTICLE 6INDEMNIFICATION.........................................................................................15
      6.1  CPS's Indemnity.......................................................................................15
      6.2  BEKAM's Indemnity.....................................................................................15

ARTICLE 7DEFAULT, AMENDMENT AND WAIVER...........................................................................16
      7.1  Default...............................................................................................16
      7.2  Waiver and Amendment..................................................................................16
      7.3  Failure to Satisfy Contingencies or Close ............................................................16

ARTICLE 8MISCELLANEOUS...........................................................................................17
      8.1  Expenses..............................................................................................17
      8.2  Notices...............................................................................................17
      8.3  Entire Agreement......................................................................................18
      8.4  Survival of Representations...........................................................................18
      8.5  Incorporated by Reference.............................................................................18
      8.6  Remedies Cumulative...................................................................................18
      8.7  Execution of Additional Documents.....................................................................18
      8.8  Finders' and Related Fees.............................................................................18
      8.9  Governing Law.........................................................................................19
      8.10 Forum.................................................................................................19
      8.11 Binding Effect and Assignment.........................................................................19
      8.12 Counterparts; Facsimile Signatures....................................................................19
      8.13 Conflict Waiver.......................................................................................19

                         TABLE OF SCHEDULES AND EXHIBITS

Schedule 1.1       Issuance of CPS Shares Upon Initial Closing

Schedule 1.2       Issuance of CPS Shares Upon Final Closing

Exhibit A          Opinion Letter

              CPS Disclosure Schedule

              BEKAM Disclosure Schedule

                              ACQUISITION AGREEMENT

      THIS ACQUISITION AGREEMENT (this "Agreement"), dated January 5, 1999, is entered into by and between BEKAM INVESTMENTS, LTD., a Gibraltar corporation ("BEKAM") and CAPITAL PLACEMENT SPECIALISTS, INC., a Utah corporation ("CPS"). BEKAM and CPS will sometimes be referred to collectively herein as the "Parties."

                                 R E C I T A L S

      A. The capital stock of CPS consists of fifty million authorized shares of Common Stock, par value $0.001 (the "CPS Shares").

      B. CPS currently has 2,430,100 Shares of its capital stock issued or outstanding.

      C. Upon the terms and conditions set forth below, CPS desires to issue and sell all of the CPS Shares to BEKAM, and BEKAM is willing to purchase from CPS all of the CPS Shares, such that, following such transaction, CPS will be a wholly owned subsidiary of BEKAM.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

                                   ARTICLE I.

                   SALE AND ISSUANCE OF SHARES AND OTHER TERMS

      Subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, the Parties shall perform the following actions:

      A. THE INITIAL CLOSING. CPS shall deliver, in fully transferable form, 2,265,100 Shares of the issued and outstanding Shares of CPS as set forth in attached Schedule 1.1 and all original corporate books and records of CPS. In exchange for 2,265,100 transferable CPS Shares and all corporate books and records of CPS, BEKAM shall deliver to CPS, the amount of $200,000 in cash, cashier's check, or wire in the discretion of CPS. This transaction shall be referred to as the "Initial Closing."

      B. THE FINAL CLOSING. CPS shall deliver, in fully transferable form, the remaining 165,000 Shares of the issued and outstanding Shares of CPS as set forth in attached Schedule 1.2. In exchange for 165,000 transferable CPS Shares, BEKAM shall deliver to CPS, the amount of $100,000 in cash, cashier's check, or wire in the discretion of CPS; and shall deliver to SHOGUN INVESTMENT GROUP, LTD. ("SHOGUN") a certificate for 50,000 Shares of CPS common stock, restricted under Rule 144. This transaction shall be referred to as the "Final Closing." The Initial Closing and the Final Closing shall be referred to collectively as the "Closings."

                                   ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

      A. REPRESENTATIONS AND WARRANTIES OF CPS. Except as disclosed in a document referring specifically to the representations and warranties in this Agreement that identifies by section number the section and subsection to which such disclosure relates and is delivered by CPS to BEKAM prior to the Final Closing (the "CPS Disclosure Schedule"), CPS represents and warrants to BEKAM, as of the date hereof and as of the Final Closing, as follows:

           1. ORGANIZATION, STANDING, POWER. CPS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah. It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted. CPS is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect (as defined below) on CPS. For purposes of this Agreement, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition, or results of operations of the entity.

           2. AUTHORITY. CPS has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by CPS of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of CPS, including the approval of the Board of Directors of CPS. This Agreement has been duly executed and delivered by CPS and constitutes a valid and binding obligation of CPS enforceable in accordance with its terms, except that such enforceability may be subject to:
(i) bankruptcy, insolvency, reorganization, or other similar laws relating to enforcement of creditors' rights generally; and (ii) general equitable principles. Subject to the satisfaction of the conditions set forth in
Article 3 below, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation, or to loss of a material benefit under, or the creation of a lien, pledge, security interest, charge, or other encumbrance on any assets of CPS (any such conflict, violation, default, right, loss, or creation being referred to herein as a "Violation") pursuant to: (i) any provision of the organization documents of CPS; or (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, or other agreement, or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to CPS's respective properties or assets, other than, in the case of (ii), any such Violation which individually or in the aggregate would not have a Material Adverse Effect on CPS.

           3. CAPITALIZATION OF CPS.

              (a) The authorized equity securities of CPS consist of fifty million shares of CPS Common Stock, $0.001 par value, of which 2,430,100 Shares are currently issued or outstanding.

              (b) Upon issuance pursuant to the terms of this Agreement, the CPS Shares will be duly and validly issued, fully paid and nonassessable, and issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any relevant state securities laws or pursuant to valid exemptions therefrom. The CPS

Shares are free of restrictions on transfer other than restrictions on transfer as set forth in the CPS Disclosure Schedule and under applicable state and federal securities laws. The CPS Shares shall be issued in a private transaction and consequently will be deemed to be "Restricted Securities" as set forth in Rule 144 promulgated under the Securities Act of 1933, as amended.

              (c) Except as set forth on the CPS Disclosure Schedule, there are no options, warrants, rights, calls, commitments, plans, contracts, or other agreements of any character granted or issued by CPS which provide for the purchase, issuance, or transfer of any additional shares of the capital stock of CPS nor are there any outstanding securities granted or issued by CPS that are convertible into any shares of the equity securities of CPS, and none is authorized. CPS does not have outstanding any bonds, debentures, notes, or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of CPS capital stock on any matter.

              (d) Except as set forth on the CPS Disclosure Schedule, CPS is not a party or subject to any agreement or understanding, and, to the best of CPS's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of CPS.

              (e) Except as set forth on the CPS Disclosure Schedule, CPS has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

           4. SUBSIDIARIES. "Subsidiary" or "Subsidiaries" means all corporations, trusts, partnerships, associations, joint ventures, or other Persons, as defined below, of which CPS or any other Subsidiary of CPS owns not less than twenty percent (20%) of the voting securities or other equity or of which CPS or any other Subsidiary of CPS possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts, or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture, or other entity. There are no Subsidiaries of CPS.

           5. NO DEFAULTS. CPS is not, and has not received notice that it would be with the passage of time, in default or violation of any term, condition, or provision of: (i) the Articles of Incorporation or Bylaws of
CPS: (ii) any judgment, decree, or order applicable to CPS; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which CPS is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on CPS.

           6. GOVERNMENTAL CONSENTS. No consent, approval, order, or authorization of or registration, qualification, designation, declaration, or filing with or exemption by (collectively "Consents"), any court, administrative agency, or commission, or other federal, state, or local governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity"), is required by or with respect to CPS in connection with the execution and delivery of this Agreement or the consummation by CPS of the transactions contemplated hereby, except for such Consents which if not obtained or made would not have a Material Adverse Effect on CPS or the transactions contemplated by this Agreement.

           7. FINANCIAL STATEMENTS. CPS has furnished BEKAM with a true and complete copy of its audited financial statements for the periods ending June 30, 1998, December 31, 1997, and December 31, 1996 (the "CPS Financial Statements"), which comply as to form in all material respects with all applicable accounting requirements with respect thereto and have been prepared internally and fairly present the financial position of CPS as at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount). There has been no change in CPS's accounting policies or the methods of making accounting estimates or changes in estimates that are material to CPS Financial Statements, except as described in the notes thereto.

           8. LIABILITIES. As of the Closings, there shall be no Liabilities (as defined below) of CPS. "Liabilities" as used herein shall mean all debt, liabilities, or obligations of any nature, whether absolute, accrued, or contingent, including, without limitation, accounts payable, accrued employee benefits, accrued taxes payable, and debt instruments.

           9. ABSENCE OF CHANGES. Since June 30, 1998, CPS has conducted its business in the ordinary course and there has not been: (i) any Material Adverse Effect on the business, financial condition, liabilities, or assets of CPS or any development or combination of developments of which management of CPS has knowledge which is reasonably likely to result in such an effect;
(ii) any damage, destruction, or loss, whether or not covered by insurance, having a Material Adverse Effect on CPS; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to the capital stock of CPS; (iv) any increase or change in the compensation or benefits payable or to become payable by CPS to any of its employees, except in the ordinary course of business consistent with past practice; (v) any sale, lease, assignment, disposition, or abandonment of a material amount of property of CPS, except in the ordinary course of business; (vi) any increase or modification in any bonus, pension, insurance, or other employee benefit plan, payment, or arrangement made to, for, or with any of its employees; (vii) the granting of stock options, restricted stock awards, stock bonuses, stock appreciation rights, and similar equity based awards; (viii) any resignation or termination of employment of any officer of CPS; and CPS, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer; (ix) any merger or consolidation with another entity, or acquisition of assets from another entity except in the ordinary course of business; (x) any loan or advance by CPS to any person or entity, or guaranty by CPS of any loan or advance; (xi) any amendment or termination of any contract, agreement, or license to which CPS is a party, except in the ordinary course of business; (xii) any mortgage, pledge, or other encumbrance of any asset of CPS; (xiii) any waiver or release of any right or claim of CPS, except in the ordinary course of business; (xiv) any write off as uncollectible any note or account receivable or portion thereof; or (xv) any agreement by CPS to do any of the things described in this Section 2.1.9.

           10. PATENTS AND TRADEMARKS. CPS has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, and processes (collectively, "Intellectual Property") necessary for its business as now conducted without any conflict with or infringement of the rights of others. The Intellectual Property owned by CPS is listed in the CPS Disclosure Schedule. There are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property, nor is CPS bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property of any other person or entity. CPS has not received any communications alleging that CPS has violated or, by conducting its business as proposed, would violate any of the Intellectual Property of any other person or entity. CPS is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of CPS or that would conflict with CPS's business as proposed to be conducted. Neither the execution or delivery of this Agreement, nor the carrying on of CPS's business by the employees of CPS, nor the conduct of CPS's business as proposed, will, to the best of CPS's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. CPS does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by CPS.

           11. CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:
(i) result in any payment (including, without limitation, severance, unemployment compensation, parachute payment, bonus, or otherwise), becoming due to any director, employee, or independent contractor of CPS, from CPS under any agreement or otherwise; (ii) materially increase any benefits otherwise payable under any agreement; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

           12. COMPLIANCE WITH OTHER INSTRUMENTS. CPS is not in violation or default of any provision of its articles of incorporation or bylaws, or of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule, or regulation applicable to CPS. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, or contract, or an event that results in the creation of any lien, charge, or encumbrance upon any assets of CPS or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to CPS, its business, or operations, or any of its assets or properties.

           13. EMPLOYEE BENEFIT PLANS. All employee benefit plans (including without limitation all plans which authorize the granting of stock options, restricted stock, stock bonuses, or other equity based awards) covering active, former, or returned employees of CPS are listed in the CPS Disclosure Schedule.

           14. OTHER PERSONAL PROPERTY. The books and records of CPS contain a complete and accurate description, and specify the location, of all trucks, automobiles, machinery, equipment, furniture, supplies, and other tangible personal property owned by, in the possession of, or used by CPS in connection with its business. Except as set forth in the CPS Disclosure Schedule, no personal property used by CPS in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement.

           15. PROPERTIES AND LIENS. Except as reflected in CPS Financial Statements or as set forth in the CPS Disclosure Schedule, and except for statutory mechanics' and materialmen's liens, liens for current taxes not yet delinquent, CPS owns, free and clear of any liens, claims, charges, options, or other encumbrances, all of its tangible and intangible property, real and personal, whether or not reflected in CPS Financial Statements (except that sold or disposed of in the ordinary course of business since the date of such statements) and all such property acquired since the date of such statements. All real property and tangible personal property of CPS is in good operating condition and repair, ordinary wear and tear excepted.

           16. INVENTORY. The inventories of CPS shown on the CPS Financial Statements and inventories acquired by it subsequent to the date of the CPS Financial Statements consist solely of items of a quality and quantity usable and salable in the normal course of its business, with the exception of obsolete materials and materials below standard quality, all of which have been written down in the books of CPS to net realizable market value or have been provided for by adequate reserves. Except for sales made in the ordinary course of business, all inventory is the property of CPS. No items are subject to security interests, except as set forth in the CPS Disclosure Schedule. The value of the inventories has been determined on a first-in, first-out basis consistent with prior years.

           17. MAJOR CONTRACTS. Except as otherwise disclosed in the CPS Disclosure Schedule, CPS is not a party or subject to:

              (a) Any union contract, or any employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director, or employee which is not terminable by CPS on 30 days' notice or less without penalty or obligations to make payments related to such termination;

              (b) Any joint venture contract, partnership agreement or arrangement or any other agreement which has involved or is expected to involve a sharing of revenues with other persons or a joint development of products with other persons;

              (c) Any manufacture, production, distribution, sales, franchise, marketing, or license agreement, or arrangement by which products or services of CPS are developed, sold, or distributed;

              (d) Any material agreement, license, franchise, permit, indenture, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, accelerated, terminated, impaired, or adversely affected by reason of the execution of this Agreement, or the consummation of the transactions contemplated hereby or thereby;

              (e) Any material agreement, contract, or commitment that requires the consent of another person for CPS to enter into or consummate the transactions contemplated by this Agreement;

              (f) Except for object code license agreements for CPS's products executed in the ordinary course of business, any indemnification by CPS with respect to infringements of proprietary rights; or

              (g) Any contract containing covenants purporting to materially limit CPS's freedom to compete in any line of business in any geographic area.

      All contracts, plans, arrangements, agreements, licenses, franchises, permits, indentures, authorizations, instruments, and other commitments listed in the CPS Disclosure Schedule are valid and in full force and effect and CPS has not, nor to the knowledge of CPS has any other party thereto, breached any material provisions of, or is in default in any material respect under the terms thereof.

           18. QUESTIONABLE PAYMENTS. Neither CPS nor to its knowledge any director, officer, employee, or agent of CPS, has: (i) made any payment or provided services or other favors in the United States or any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of CPS; or
(ii) made any political contributions that would not be lawful under the laws of the United States, any foreign country or any jurisdiction within the United States or any foreign country. Neither CPS, nor, to the knowledge of CPS, any director, officer, employee, or agent of CPS, has been or is the subject of any investigation by any Governmental Entity in connection with any such payment, provision of services, or contribution.

           19. RECENT TRANSACTIONS. Neither CPS, nor to its knowledge any director, officer, employee, or agent of CPS, is participating in any discussions and do not intend to engage in any discussion: (i) with any representative of any corporation or corporations regarding the consolidation or merger of CPS with or into any such corporation or corporations; (ii) with any corporation, partnership, association, or other business entity or any individual regarding the sale, conveyance, or disposition of all or substantially all of the assets of CPS or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of CPS is disposed of; or (iii) regarding any other form of acquisition, liquidation, dissolution, or winding up of CPS.

           20. LEASES IN EFFECT. All real property leases and subleases as to which CPS is a party and any amendments or modifications thereof (each a "Lease" and, collectively, the "Leases") are listed in the CPS Disclosure Schedule and are valid, in full force and effect and enforceable, and there are no existing defaults on the part of CPS, and CPS has not received nor given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on the CPS Disclosure Schedule, no consent is required from any party under any Lease in connection with the completion of the transactions contemplated by this Agreement, and CPS has not received notice that any party to any Lease intends to cancel, terminate, or refuse to renew the same or to exercise any option or other right thereunder, except where the failure to receive such consent, or where such cancellation, termination, or refusal would not have a Material Adverse Effect on CPS.

           21. ENVIRONMENTAL.

              (a) To the best knowledge of CPS: (i) the business as presently or formerly engaged in by CPS is and has been conducted in compliance with all applicable Environmental Laws (as defined in subparagraph (b) below), including without limitation, having all permits, licenses, and other approvals and authorizations, during the time CPS engaged in such businesses;
(ii) there are no civil, criminal, or administrative actions, suits, demands, claims, hearings, investigations, or proceedings pending or threatened against CPS relating to any violation, or alleged violation, of any Environmental Law; and (iii) CPS has not incurred, and none of CPS properties presently or formerly owned or operated by CPS are presently subject to, any material liabilities (fixed or contingent) relating to any suit, settlement, court order, administrative order, judgment, or claim asserted or arising under any Environmental Law.

              (b) "Environmental Law" means any federal, state, foreign, and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement, or agreement with any governmental entity relating to: (i) the protection, preservation, or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life, or any other natural resource), to human health or safety; or
(ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release, or disposal of hazardous substances, in each case as amended and as now or hereafter in effect.

           22. TAXES. Except as set forth elsewhere in this Agreement or in the CPS Disclosure Schedule:

              (a) All taxes, assessments, fees, penalties, interest, and other governmental charges with respect to CPS which have become due and payable have been paid in full or adequately reserved against by CPS on its books of account and such reserves are sufficient for the payment of all unpaid federal, state, local, foreign, and other taxes, fees, and assessments (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security, and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods prior thereto;

              (b) There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against CPS, nor are there any actions, suits, proceedings, investigations, or claims now pending against CPS in respect of any tax or assessment, or any matters under discussion with any federal, state, local, or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority; and

              (c) There are no liens for taxes upon the assets of CPS except for taxes that are not yet payable. CPS has withheld all taxes required to be withheld in respect of wages, salaries, and other payments to all employees, officers, and directors and timely paid all such amounts withheld to the proper taxing authority.

           23. DISPUTES AND LITIGATION. Except as disclosed in the CPS Disclosure Schedule, there is no suit, claim, action, litigation, or proceeding pending or, to the knowledge of CPS, threatened against or affecting CPS or any of its properties, assets, or business or to which CPS is a party, in any court or before any arbitrator of any kind or before or by any Governmental

Entity, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on CPS, nor is there any judgment, decree, injunction, rule, or order of any Governmental Entity or arbitrator outstanding against CPS having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. To the knowledge of CPS, there is no investigation pending or threatened against CPS before any foreign, federal, state, municipal, or other governmental department, commission, board, bureau, agency, instrumentality, or other Governmental Entity.

           24. COMPLIANCE WITH LAWS. Except as set forth in the CPS Disclosure Schedule, CPS's business is not being conducted in violation of, or in a manner which could cause liability under any applicable law, rule, or regulation, judgment, decree, or order of any Governmental Entity, except for any violations or practices, which, individually or in the aggregate, have not had and will not have a Material Adverse Effect on CPS. CPS has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of CPS, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as it is planned to be conducted. CPS is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority. A true and complete list of all such franchises, permits, and licenses held by CPS is set forth in the CPS Disclosure Schedule.

           25. RELATED PARTY TRANSACTIONS. No employee, officer, or director of CPS or member of his or her immediate family is indebted to CPS, nor is CPS indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of CPS's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which CPS is affiliated or with which CPS has a business relationship, or any firm or corporation that competes with CPS, except that employees, officers, or directors of CPS and members of their immediate families may own stock in publicly traded companies that may compete with CPS. To CPS's knowledge, no member of the immediate family of any officer or director of CPS is directly or indirectly interested in any material contract with CPS.

           26. MINUTE BOOKS. The minute books of CPS provided to BEKAM contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

           27. DISCLOSURE. No representation or warranty made by CPS in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by CPS or their representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

           28. RELIANCE. The foregoing representations and warranties are made by CPS with the knowledge and expectation that BEKAM is placing reliance thereon.

      B. REPRESENTATIONS AND WARRANTIES OF BEKAM. Except as disclosed in a document referring specifically to the representations and warranties in this Agreement that identifies by section number the section and subsection to which such disclosure relates and is delivered by

BEKAM to CPS prior to the execution of this Agreement (the "BEKAM Disclosure Schedule"), BEKAM represents and warrants to CPS, as of the date hereof and as of the Closings, as follows:

           1. ORGANIZATION, STANDING, POWER. BEKAM is a corporation duly organized, validly existing, and in good standing under the laws of the Country of Gibraltar. It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted. BEKAM is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect on BEKAM.

           2. AUTHORITY. BEKAM has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by BEKAM of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BEKAM, including the approval of the Board of Directors and the stockholders of BEKAM. This Agreement has been duly executed and delivered by BEKAM and constitutes a valid and binding obligation of BEKAM enforceable in accordance with its terms, except that such enforceability may be subject to: (i) bankruptcy, insolvency, reorganization, or other similar laws relating to enforcement of creditors' rights generally; and (ii) general equitable principles. Subject to the satisfaction of the conditions set forth in Article 3, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any Violation pursuant to: (i) any provision of the Articles of Incorporation or Bylaws of BEKAM; or (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to BEKAM or its properties or assets, other than, in the case of (ii), any such Violation which individually or in the aggregate would not have a Material Adverse Effect on BEKAM.

           3. NO DEFAULTS. BEKAM is not, and has not received notice that it would be with the passage of time, in default or violation of any term, condition, or provision of: (i) the Articles of Incorporation or Bylaws of BEKAM, as amended; (ii) any judgment, decree, or order applicable to BEKAM; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which BEKAM is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on BEKAM.

           4. DISCLOSURE. No representation or warranty made by BEKAM in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by BEKAM or their representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

           5. RELIANCE. The foregoing representations and warranties are made by BEKAM with the knowledge and expectation that CPS is placing reliance thereon.

                                  ARTICLE III.
                              CONDITIONS PRECEDENT

      A. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party hereunder shall be subject to the satisfaction prior to or at the Closings of the following conditions:

           (a) NO RESTRAINTS. No statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of this Agreement and shall be in effect.

           (b) LEGAL ACTION. There shall not be pending or threatened in writing any action, proceeding, or other application before any court or Governmental Entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages.

      B. CONDITIONS TO BEKAM'S OBLIGATIONS. The respective obligations of the BEKAM shall be subject to the satisfaction prior to or at the Closings of the following conditions unless waived by CPS:

           (a) REPRESENTATIONS AND WARRANTIES OF BEKAM. The representations and warranties of BEKAM set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closings as though made on and as of the Closings, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on BEKAM or on the benefits of the transactions provided for in this Agreement.

           (b) PERFORMANCE OF OBLIGATIONS OF BEKAM. BEKAM shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closings, except for breaches that do not have a Material Adverse Effect on BEKAM or on the benefits of the transactions provided for in this Agreement.

      C. CONDITIONS TO CPS'S OBLIGATIONS. The obligations of CPS shall be subject to the satisfaction prior to or at the Closings of the following conditions unless waived by BEKAM:

           (a) REPRESENTATIONS AND WARRANTIES OF CPS. The representations and warranties of CPS set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closings as though made on and as of the Closings, except: (i) as otherwise contemplated by this Agreement; or
(ii) in respects that do not have a Material Adverse Effect on CPS or on the benefits of the transactions provided for in this Agreement. BEKAM shall have received a certificate signed on behalf of CPS by the Officers and Directors of CPS to such effect prior to the Final Closing.

           (b) PERFORMANCE OF OBLIGATIONS OF CPS. CPS shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Final Closing, except for breaches that do not have a Material Adverse Effect on CPS or on the benefits of the transactions provided for in this Agreement. BEKAM shall have received a certificate signed on behalf of CPS by the Officers and Directors of CPS to such effect on the Final Closing.

           (c) GOVERNMENTAL APPROVALS. All Consents of Governmental Entities legally required by CPS for the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained, other than such Consents, the failure of which to obtain would not have a Material Adverse Effect on the consummation of the transactions contemplated by this Agreement.

           (d) CONSENTS OF OTHER THIRD PARTIES. CPS shall have received and delivered to BEKAM all requisite consents and approvals of all lenders, lessors, and other third Parties whose consent or approval is required in order for CPS to consummate the transactions contemplated by this Agreement, or in order to permit the continuation after the Closings of the business activities of CPS in the manner such business is presently carried on by CPS. BEKAM shall have received copies of any necessary written consent(s) to this Agreement and the transactions contemplated herein.

           (e) MATERIAL ADVERSE CHANGE. Since the date hereof and through the Final Closing, there shall not have occurred any change, occurrence, or circumstance in CPS having or reasonably likely to have, individually or in the aggregate, in the reasonable judgment of BEKAM, a Material Adverse Effect on CPS.

           (f) OPINION OF COUNSEL. BEKAM shall have received an opinion, dated as of the Final Closing, from counsel to CPS, in form and substance substantially in the form of Exhibit "A" hereto.

                                   ARTICLE IV.
                                    COVENANTS

      A. CONFIDENTIALITY. Each party hereto will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been: (i) previously known by the party to which it was furnished; (ii) in the public domain through no fault of such party; or (iii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers, and other consultants, and advisors in connection with this Agreement. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. In the event of termination of this Agreement, each party shall use its best efforts to return to the other party all documents and copies thereof received from the other party that contain information subject to the confidentiality requirements of this Section. Notwithstanding the foregoing, CPS acknowledges and agrees that following the Initial Closing, BEKAM may issue a press release regarding the transactions contemplated hereunder.

      B. FURTHER ASSURANCES. Each party agrees that upon the request of any other they will, from time to time, without further consideration, execute and deliver to such other all such instruments and documents of further assurance or otherwise, and will do any and all such acts and things as may be reasonably required to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

                                   ARTICLE V.
                                  THE CLOSINGS

      A. TIME AND PLACE. The Closings shall take place at the offices of Horwitz & Beam, 2 Venture Plaza, Suite 350, Irvine, CA 92618. The Initial Closing shall take place upon execution of this Agreement. The Final Closing shall take place forty-five calendar days after the Initial Closing, or at such other time and place as the Parties mutually agree upon in writing.

      B. DELIVERIES BY THE PARTIES.

           5.2.1        THE INITIAL CLOSING.

              (a) At the Initial Closing, CPS shall make the following deliveries to BEKAM:

                        (i) Certificates representing the CPS Shares that BEKAM is acquiring as set forth in Section 1.1 above; and

                        (ii)  All original corporate books and records of CPS.

              (b) At the Initial Closing, BEKAM shall make deliver to CPS full payment of the purchase price as set forth in Section 1.1 above.

           5.2.2        THE FINAL CLOSING.

              (a) At the Final Closing, CPS shall make the following deliveries to BEKAM:

                        (i) Certificates representing the CPS Shares that BEKAM is acquiring as set forth in Section 1.2 above;

                        (ii) A certificate of good standing for CPS from the office of the Utah Secretary of State, dated within 60 days of the date of the Final Closing;

                        (iii) Federal and state tax clearance certificates for CPS, dated within 60 days of the date of the Final Closing;

                        (iv) Properly completed and executed Due Diligence Checklists and Officer and Director Questionnaires in the form previously provided to CPS;

                        (v) A certificate executed by CPS certifying that all CPS's representations and warranties under this Agreement are true as of the Final Closing, as though each of those representations and warranties had been made on that date;

                        (vi) Certified resolutions of the Board of Directors of CPS, in form satisfactory to counsel for BEKAM, authorizing the execution and performance of this Agreement; and

                        (vii) An opinion of CPS's counsel, dated as of the Final Closing, as set forth in Section 3.3(f).

              (b) At the Final Closing, BEKAM shall deliver to CPS full payment of the purchase price as set forth in Section 1.2 above.

                                   ARTICLE VI.
                                 INDEMNIFICATION

      A.   CPS'S INDEMNITY.

           (a) Upon receipt of notice thereof, CPS shall, jointly and severally, indemnify, defend, and hold harmless BEKAM, its agents, employees, officers, directors, consultants, advisors, attorneys, and accountants from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs and expenses, including attorney fees and any costs of investigation that BEKAM or its agents, employees, officers, directors, consultants, advisors, attorneys, and accountants shall incur or suffer, that arise, result from or relate to: (i) any breach of, or failure by CPS to perform, any of their representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by CPS under this Agreement; and (ii) the employment of any of CPS's employees which is in violation of any law, regulation, or ordinance of any Governmental Entity.

           (b) BEKAM shall notify promptly CPS of the existence of any claim, demand, or other matter to which CPS's indemnification obligations would apply, and shall give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection, provided that BEKAM shall at all times also have the right to fully participate in the defense. If CPS, within a reasonable time after this notice, fails to defend, BEKAM shall have the right, but not the obligation, to undertake the defense of, and, with the written consent of CPS, to compromise or settle the claim or other matter on behalf, for the account, and at the risk, of CPS.

      B. BEKAM'S INDEMNITY.

           (a) Upon receipt of notice thereof, BEKAM shall indemnify, defend, and hold harmless CPS from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs, and expenses, including attorney fees and any costs of investigation that CPS shall incur or suffer, that arise, result from or relate to any breach of, or failure by BEKAM to perform any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by BEKAM under this Agreement.

           (b) CPS shall notify promptly BEKAM of the existence of any claim, demand or other matter to which BEKAM's indemnification obligations would apply, and shall give it a reasonable opportunity to defend the same at its own expense and with counsel of its own selection, provided that CPS shall at all times also have the right to fully participate in the defense. If BEKAM, within a reasonable time after this notice, fails to defend, CPS shall have the right, but not the obligation, to undertake the defense of, and, with the written consent of BEKAM, to compromise or settle the claim or other matter on behalf, for the account, and at the risk, of BEKAM.

                                  ARTICLE VII.
                          DEFAULT, AMENDMENT AND WAIVER

      A. DEFAULT. Upon a breach or default under this Agreement by any of the Parties (following the cure period provided herein), the non-defaulting party shall have all rights and remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding the foregoing, in the event of a breach or default by any party hereto in the observance or in the timely performance of any of its obligations hereunder which is not waived by the non-defaulting party, such defaulting party shall have the right to cure such default within 15 days after receipt of notice in writing of such breach or default.

      B. WAIVER AND AMENDMENT. Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

      7.3 FAILURE TO SATISFY CONTINGENCIES OR CLOSE. Failure to satisfy any contingency listed herein or failure to complete the Initial Closing or Final Closing provides the nonfailing Party "cause" to terminate this Agreement and constitutes a breach of this Agreement. If a contingency is not satisfied or a Closing not completed, the nonfailing Party has the right to: (a) terminate this Agreement for cause; (b) waive the contingency; or (c) modify this Agreement. If this Agreement is terminated for cause, all deposits and other items of value shall be immediately returned to both Parties, but the nonfailing Party shall have all rights and remedies available to them in law or at equity for damages against the breaching Party..

                                  ARTICLE VIII.
                                  MISCELLANEOUS

      A. EXPENSES. Whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer, and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees, and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees, and expenses of the Parties hereto shall be paid prior to Closing.

      B. NOTICES. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

           TO CPS:            CAPITAL PLACEMENT SPECIALISTS, INC.
                              c/o Shogun Investment Group, Ltd.
                              Attn: Donald C. Bradley, C.E.O.
                              P.O. Box 81285
                              Las Vegas, NV 89180
                              Fax: (702) 221-0376

           TO BEKAM:          BEKAM INVESTMENTS, LTD.
                              Attn: Imran Husain
                              9461 Charleville Boulevard, Suite 615
                              Beverly Hills, CA 90212
                              Fax: (800) 308-3374

           WITH A COPY TO:    Horwitz & Beam
                              Attn: Lawrence W. Horwitz, Esq.
                              2 Venture Plaza, Suite 350
                              Irvine, CA 92618
                              Fax: (949) 453-9416

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

      C. ENTIRE AGREEMENT. This Agreement, together with the Schedule and Exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or in the schedules or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.

      D. SURVIVAL OF REPRESENTATIONS. All statements of fact (including financial statements) contained in the Schedule, the exhibits, the certificates, or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closings and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a party may have in respect hereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closings that such right or remedy existed.

      E. INCORPORATED BY REFERENCE. The schedules, exhibits, and all documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

      F. REMEDIES CUMULATIVE. No remedy herein conferred upon the Parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      G. EXECUTION OF ADDITIONAL DOCUMENTS. Each party hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

      H. FINDERS' AND RELATED FEES. Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus, or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

      I. GOVERNING LAW. This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

      J. FORUM. Each of the Parties hereto agrees that any action or suit which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

      K. BINDING EFFECT AND ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, and assigns.

      L. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

         8.13 CONFLICT WAIVER: The Parties hereto agree and acknowledge that Horwitz &Beam ("H&B" or "the Firm") represents Imran Husain, principal of BEKAM, in connection with various legal matters. H&B drafted this Agreement. The Parties hereto further acknowledge that they have been informed of the inherent conflict of interest associated with the representation of Mr. Husain and the drafting of this Agreement by H&B and waive any action they may have against H&B regarding such conflicts. All parties to this Agreement have been given the opportunity to consult with counsel of their choice regarding their rights under this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written hereinabove.

                                       BEKAM:
                                       BEKAM INVESTMENTS, LTD.,
                                       a Gibraltar corporation

                                       /s/ Imran Husain
                                       -----------------------------------
                                       By: Imran Husain
                                          --------------------------------
                                       Its:
                                           -------------------------------

                                       CPS:
                                       CAPITAL PLACEMENTS SPECIALISTS, INC.,
                                       a Utah corporation

                                       /s/ Jennifer Ayers
                                       -----------------------------------
                                       By:  Jennifer Ayers
                                          --------------------------------
                                       Its: President
                                           -------------------------------

                                  SCHEDULE 1.1

              CPS SHARES TO BE TRANSFERRED UPON THE INITIAL CLOSING

                               See attached list.

                                  SCHEDULE 1.2

               CPS SHARES TO BE TRANSFERRED UPON THE FINAL CLOSING

                               See attached list.

                                   EXHIBIT "A"

                                 OPINION LETTER

                                  [LETTERHEAD]
                                 [CLOSING DATE]

BEKAM INVESTMENTS, LTD.
Attn: Mr. Imran Husain
9461 Charleville Boulevard, Suite 615
Beverly Hills, CA 90212

         Re:      Capital Placement Specialists, Inc.

Gentlemen:

         We have acted as counsel for CAPITAL PLACEMENT SPECIALISTS, INC., a Utah corporation ("CPS"), in connection with the acquisition by BEKAM INVESTMENTS, LTD., a Gibraltar corporation ("BEKAM"), of all of the Shares of CPS. This Opinion is delivered to you pursuant to Section 3.3(f) of that certain Acquisition Agreement dated January 5, 1999, by and between CPS and BEKAM (the "Acquisition Agreement").

         In connection with this Opinion, we have reviewed: (i) the Acquisition Agreement, and (ii) the corporate books and records of CPS.

         Based on the foregoing, we are of the opinion that:

         (1) CPS has been duly incorporated and is a validly existing corporation in good standing under the laws of Utah with full power and authority to own, operate and/or lease its properties and assets and to carry on its business as currently contemplated.

         (2) The Acquisition Agreement has been duly authorized, executed, and delivered by CPS and is a legal, valid, and binding agreement of CPS enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally and subject to general principles of equity.

         (3) CPS has authorized capital of fifty million shares of common stock, $0.001 par value, of which 2,340,100 Shares are issued or outstanding (collectively, the "Capital Stock"). All Shares of the Capital Stock will be, upon issuance pursuant to the Acquisition Agreement, duly authorized, validly issued, fully paid and non-assessable.

         (4) To the best of our knowledge, other than as set forth in the Acquisition Agreement, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, or other agreements of any character that obligate CPS to issue any additional shares of any capital stock or any securities convertible into or evidencing the right to subscribe for any shares of CPS's capital stock. The Utah Corporations Code does not contain any "statutory preemptive rights," as hereinafter defined, regulating CPS. "Statutory preemptive rights" shall mean a right provided by the Utah Corporations Code, providing an existing shareholder of CPS with a right to maintain its percentage interest in the corporation, with or without the payment of additional consideration.

         (5) The execution, delivery and performance of the Acquisition Agreement and the consummation of the transactions contemplated thereby will not (unless otherwise contemplated by the Acquisition Agreement):

                  (a) Constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law, regulation or rule or any judgment, decree, or order known to us of any court, agency, or other governmental authority applicable to CPS;

                  (b) Require any consent, approval or authorization of any government authority;

                  (c) Result in a default (with or without the giving of notice or lapse of time or both) under, acceleration or termination of, or the creation by any party of the right to accelerate, terminate, modify or cancel, any material agreement to which CPS is a party or by which it is bound or to which any assets of CPS are subject;

                  (d) Result in the creation of any lien or encumbrance upon the assets of CPS pursuant to any material agreement;

                  (e) Conflict with, or result in a breach of, or constitute default under any provision of CPS's Articles of Incorporation or Bylaws.

         (6) There are no claims, actions, suits, arbitrations, criminal or civil investigations or proceedings pending or overtly threatened in writing against CPS before or by a court or state or federal governmental or regulatory authority, department, commission, board, bureau, or agency or instrumentality.

         This Opinion and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any obligation to advise you of any change in any matter set forth herein occurring after the date hereof. This Opinion is solely for your benefit and no other persons shall be entitled to rely upon the opinions herein expressed. This letter is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Without our prior written consent, this Opinion may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished to any other person or entity.

                                       Sincerely,

                             CPS DISCLOSURE SCHEDULE

The items set forth below are exceptions to the representations and warranties of CPS set forth in Section 2.1 of the Agreement. Any matter set forth herein as an exception to a section of the Agreement shall be deemed to constitute an exception to all other applicable sections of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

Section           Exception
-------           ---------
2.1.23            Dispute with The Interactive Business Channel
                  regarding payment of Finders Fees. On December 30,
                  1998, the Interactive Business Channel signed a
                  Non-Circumvention/Non-Disclosure Agreement.
                  Documentation attached hereto. Bekam is aware of this
                  dispute and is settling this dispute with a release
                  of Bekam, Shogan, and CPS.

                            BEKAM DISCLOSURE SCHEDULE

The items set forth below are exceptions to the representations and warranties of BEKAM set forth in Section 2.3 of the Agreement. Any matter set forth herein as an exception to a section of the Agreement shall be deemed to constitute an exception to all other applicable sections of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

Section           Exception
-------           ---------


                           CERTIFICATE OF THE OFFICERS
                                       OF
                       CAPITAL PLACEMENT SPECIALISTS, INC.

         The undersigned hereby certify that they are, respectively, the duly elected, qualified and acting President and Director, Vice President and Director, and Secretary and Treasurer of CAPITAL PLACEMENT SPECIALISTS, INC., a Utah corporation (the "Company"), and, as such, are authorized to execute this certificate on behalf of the Company and do further certify as follows:

         1. This certificate is being delivered pursuant to Article 3.3(a) and Article 3.3(b) of that certain Acquisition Agreement dated January 5, 1999 (the "Agreement"), by and between the Company and BEKAM INVESTMENTS, LTD., a Gibraltar corporation ("BEKAM"). All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

         2. All representations and warranties of the Company set forth in the Agreement are true and correct as of the date of the Agreement and as of the Initial Closing and Final Closing as though made on and as of the Closings, except: (i) as otherwise contemplated by the Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Company or on the benefits of the transactions provided for in the Agreement.

         3. The Company has performed all agreements and covenants required to be performed by it under the Agreement prior to the Closings, except for breaches that do not have a Material Adverse Effect on the Company or on the benefits of the transactions provided for in the Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this certificate as of the ____ day of January, 1999.

                                       CAPITAL PLACEMENT SPECIALISTS, INC.,
                                       a Utah corporation

                                       /s/ Jennifer Ayres
                                       ----------------------------------------
                                       By: Jennifer C. Ayres
                                       Its:   President and Director

                                       /s/ Stephen Stoker
                                       ----------------------------------------
                                       By: Stephen C. Stoker
                                       Its:   Vice President and Director

                                       /s/ Sherri Henderson
                                       ----------------------------------------
                                       By: Sherri Henderson
                                       Its:   Secretary and Treasurer

                                 [LETTERHEAD]

                                January 5, 1999

             BEKAM INVESTMENTS, LTD. ACQUISITION AGREEMENT WITH CAPITAL
                           PLACEMENT SPECIALISTS, INC.

                               CLOSING MEMORANDUM

         This Memorandum outlines the action taken in connection with the sale by Capital Placement Specialists, Inc., a Utah corporation ("CPS"), of 100% of its issued and outstanding capital stock (the "capital stock") to Bekam Investments, Ltd., a Gibraltar ("BEKAM") in exchange for the payment of a total of $300,000 and other consideration, such sale being made pursuant to an Acquisition Agreement (the "Agreement"), dated January 5, 1999, between the CPS and BEKAM. All capitalized terms used herein have that meaning as defined in the Agreement.

         1.       ACTIONS TAKEN PRIOR TO THE CLOSING.

                  A. ACTIONS TAKEN BY BEKAM AND CPS. At a meetings of the respective Board of Directors of each party, the respective Boards of Directors took all corporate action necessary to: (i) authorize the purchase and sale of the capital stock; (ii) authorize the execution and delivery of the Agreement; and (iii) fulfill the conditions precedent of each party as set forth in the Agreement.

                  B. TIMING. The Parties agreed that the transaction would be completed in two separate steps:

                           i.       THE SIGNING.  The signing of the
Agreement and all other documents related thereto would be held on January 5, 1999 (the "Signing Date"), at the offices of Horwitz & Beam, Two Venture Plaza, Suite 350, Irvine, California, 92618.

                           ii.      THE INITIAL CLOSING.  The Initial Closing
of the Agreement, consisting of the exchange of 2,265,100 fully transferable Shares of the issued and outstanding Shares of CPS and all original corporate books and records of CPS delivered by CPS in exchange for the payment of $200,000 delivered by BEKAM, would be held as soon as practicable after the Signing Date at the offices of Horwitz & Beam, Two Venture Plaza, Suite 350, Irvine, California, 92618.

                           iii.     THE FINAL CLOSING.  The Final Closing,
consisting of the delivery by CPS of remaining 165,000 fully transferable Shares of the issued and outstanding Shares of CPS and any and all other remaining outstanding documents as set forth in the Agreement by CPS in exchange for the payment of $100,000 delivered by BEKAM would occur within forty-five calendar days of the Initial Closing.

         2.       THE SIGNING AND CLOSINGS

                  A. THE SIGNING. The Signing was held on January 5, 1999 (the "Signing Date"), at the offices of the Horwitz & Beam, Two Venture Plaza, Suite 350, Irvine, California, 92618. Both Parties properly executed the Agreement.

                  B. THE INITIAL CLOSING.

                  The Initial Closing was held on January 5, 1999 (the "Initial Closing Date"), at the offices of Horwitz & Beam, Two Venture Plaza, Suite 350, Irvine, California, 92618.

         At the Initial Closing, BEKAM delivered to CPS, good and cleared funds in the amount of $200,000.

         At the Initial Closing, CPS delivered to BEKAM, the shares of stock as designated in Schedule 1.1 of the Agreement. Also at the Initial Closing, CPS delivered to BEKAM all of the original corporate books and records of CPS.

         The Initial Closing was then declared completed.

                  C. THE FINAL CLOSING.

                  The Final Closing was held on January 5, 1999 (the "Final Closing Date"), at the offices of Horwitz & Beam, Two Venture Plaza, Suite 350, Irvine, California, 92618.

         At the Final Closing, BEKAM delivered to CPS, good and cleared funds in the amount of $100,000.

         At the Final Closing, CPS delivered to BEKAM, the shares of stock as designated in Schedule 1.2 of the Agreement. Also at the Final Closing, CPS executed and delivered to BEKAM the following documents: (i) a Certificate, certified by the Secretary of State of the State of Utah, dated within 60 days of the Final Closing Date, as to the due incorporation and corporate good standing of CPS; (ii) Federal and State Tax Clearance Certificates for CPS, dated within 60 days of the Final Closing Date; (iii) a Certificate, duly certified by all officers and directors of CPS; (iv) the Legal Opinion in a form substantially as set forth in Exhibit A to the Agreement; and (v) a Certificate, duly executed by all of the officers and directors of CPS, as required by Sections 3.3(a) and 3.3(b) of the Agreement.

         The Final Closing was then declared completed.